UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):
May 22, 2006 (May 16, 2006)
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JDS UNIPHASE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

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Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2006 the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of JDS Uniphase Corporation (the “Company”) set the annual base salary for Mr. David Vellequette, Chief Financial Officer, who is a named executive officer of the Company for the Company’s fiscal year ending June 30, 2006 (“FY 2006”), at $320,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This Form 8-K is also acting as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by the Company on March 2, 2006 to update the disclosure reported therein.

On March 1, 2006 the Board appointed Masood Jabbar as a director of the Company. His membership on any committee of the Company’s Board was not determined as of March 1, 2006, although the Board expected he would serve on a committee. On May 16, 2006, Mr. Jabbar was appointed to the Corporate Development Committee of the Board. The Board approved a payment of $5,000 to Mr. Jabbar for his membership on the Corporate Development Committee for the period from May 16, 2006 through and including the 2006 annual stockholders’ meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS UNIPHASE CORPORATION

Date: May 22, 2006	By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President and General Counsel